CONFLICT MINERALS REPORT
OF
PATRICK INDUSTRIES, INC.
In Accord with Rule 13p-1 under the Securities Exchange Act of 1934
This Conflict Minerals Report (this “Report” or “CMR”) of Patrick Industries, Inc. (“Patrick” or “we”) for the year ended December 31, 2023 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule, adopted by the Securities and Exchange Commission (“SEC”), imposes certain reporting obligations on SEC issuers whose manufactured products contain certain minerals which are necessary to the functionality or production of their products. These minerals are columbite-tantalite (coltan), cassiterite, gold, wolframite, and their derivatives, presently limited to tantalum, tin and tungsten (“3TG” or “Conflict Minerals”). The Rule focuses on 3TG emanating from the Democratic Republic of the Congo (“DRC”) and certain adjoining countries (together with the DRC, the “Covered Countries”). If the issuer has reason to believe that any of the Conflict Minerals in its supply chain may have originated in the Covered Countries and such Conflict Minerals are not from recycled or scrap sources, or if the issuer is unable to determine the country of origin of such Conflict Minerals, then the issuer must submit a CMR to the SEC that includes a description of the due diligence measures the issuer undertook with respect to the Conflict Minerals’ source and chain of custody.
This Report relates to the diligence process undertaken for the Company’s products that were manufactured, or contracted to be manufactured, during calendar year 2023 and that contain Conflict Minerals.
Patrick is a leading component solutions provider for the RV, marine, manufactured housing, and various industrial markets – including single and multifamily housing, hospitality, institutional and commercial markets.
Executive Summary
The Company has determined that tin, tungsten, tantalum and/or gold were necessary to the functionality or production of certain of our manufactured or distributed product categories. Therefore, Patrick conducted a reasonable country of origin inquiry (“RCOI”) in good faith to determine whether any 3TGs in our products originated from the Covered Countries. A listing of the countries of origin appears at Appendix A attached to this Report.
Based on the RCOI, Patrick believes certain products could contain 3TGs that may have originated in the Covered Countries and, therefore, in accordance with the Rule, conducted due diligence on the source and chain of custody of the 3TGs in question to determine whether such products are “conflict free or responsibly sourced.” The Company designed its due diligence measures to conform, in all material respects, with the internationally recognized due diligence framework of the Organization for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related supplements for gold, tin, tantalum, and tungsten (the “OECD Guidance”).
After conducting a RCOI and a supply chain due diligence inquiry, we have been unable to determine that certain of our Conflict Minerals did not originate in the Covered Countries or come from recycled or scrap sources, or that such Conflict Minerals did not directly or indirectly finance or benefit armed groups in the Covered Countries.
To determine whether necessary 3TGs in certain of our products originated in Conflict-Affected and High-Risk Areas, Patrick retained a third-party service provider to assist the Company with a review of the supply chain for such products. A list of suppliers and parts associated with the in-scope products was uploaded to its proprietary software by the third-party Compliance Manager.

To trace materials, and demonstrate transparency procured by the supply chain, Patrick utilized the Conflict Minerals Reporting Template (“CMRT”) Version 6.2 or higher to conduct a survey of all in-scope suppliers. During the supplier survey, the Company contacted suppliers via the third-party Compliance Manager, a software-as-a-service (SaaS) platform that enables users to complete and track supplier communications, and allows suppliers to upload completed CMRTs directly to the platform for validation, assessment and management. The third-party Compliance Manager also provides functionality that meets the OECD Guidance process expectations by evaluating the quality of each supplier response and assigning a health score based on the supplier’s declaration of process engagement. Additionally, the metrics provided in this report, as well as the step-by-step process for supplier engagement and upstream due diligence investigations, are managed through this platform.
Via the third-party Compliance Manager and team, the Company requested that all suppliers complete a CMRT. The Company included training and education to guide suppliers on best practices and the use of this template. The third-party monitored and tracked all communications for future reporting and transparency. Patrick directly contacted its suppliers that were unresponsive to the third-party’s communications during the diligence process and requested that such suppliers complete the CMRT and submit it to the third-party.
The Company’s program continues to include automated data validation on all submitted CMRTs. The goal for data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on questions within the declaration tab of the CMRT, which helps Patrick identify areas that require further classification or risk assessment, as well as aids the Company in understanding the due diligence efforts of Tier 1 suppliers. The results of this data validation process contribute to the program’s health assessment and are shared with the suppliers to ensure the suppliers’ understanding of areas that require clarification or improvement.
All submitted declaration forms are accepted so that data is retained, but are classified as valid or invalid based upon a set criteria for validation errors. Suppliers are contacted regarding invalid forms and are encouraged to correct validation errors and to resubmit a valid corrected form. Suppliers are provided with guidance on how to correct these validation errors in the form of feedback to their CMRT submission, training courses, and directly engaged assistance through the third-party’s multilingual Supplier Experience team. Some suppliers may remain unresponsive to feedback. Therefore, Patrick tracks program gaps to account for future improvement opportunities. As of April 23, 2024, Patrick had 469 suppliers in scope for the Conflict Minerals program, of which 280 provided a completed CMRT for a response rate in the reporting year of 59.70%.
Supply Chain Results
Supply chain outreach was used to help identify the upstream sources of origin of tin, tantalum, tungsten, and gold. CMRTs were sent to and requested from Tier 1 suppliers and Patrick expects to continue to require these Tier 1 suppliers to follow this process until the smelter and/or refinery sources are identified. The following is the result of the outreach conducted by Patrick for the 2023 reporting year.
Supply Chain Outreach Metrics

Number of In Scope Suppliers	Response Rate
469	59.70%
Appendix B attached hereto includes all smelters/refiners that the Tier 1 suppliers listed in completed CMRTs that met the recognized definition of a 3TGs processing facility and were operational during the 2023 calendar year. As is a common practice when requests are sent upstream in the supply chain, those who purchase materials from smelters may not be able to trace the specific smelters that produced the materials used in the Company’s products. As a result, those providing the smelters/refiners have the practice to list in the completed CMRTs all smelters/refiners they may purchase from within the reporting period. Therefore, the smelters/refiners (as sources) listed in Appendix B are likely to be more comprehensive than the list of smelters/refiners, which actually processed the 3TGs contained in the Company’s products.
Although the potential for over-reporting is understood, Patrick has taken measures to validate all smelter/refiner data against validated audit programs and databases intended to verify the material types and mine sources of origin. The gathered responses identified twelve (12) smelters that potentially pose a risk of being a source of Conflict Minerals.
Due Diligence
Established a Company Management System
Patrick established a cross-functional Conflict Minerals Compliance Team led by Patrick’s Director of Product Compliance. The Conflict Minerals Compliance Team is responsible for implementing the Company’s Conflict Minerals compliance strategy and briefing senior management about the results of its due diligence efforts.
The Company also uses a third-party service provider to assist with evaluating supply chain information regarding 3TGs, identifying potential risks, and in the development and implementation of additional due diligence steps with suppliers and/or respective stakeholders relating to Conflict Minerals.
The Company leverages its third-party provider’s Managed Services in order to work with dedicated program specialists who support Patrick’s Conflict Minerals program. The Company communicates regularly with the third-party team, receiving updates on the program’s status.
The Company expects its suppliers to have policies and procedures in place to help ensure that 3TGs used in the manufacture of the products sold to Patrick are “conflict free or responsibly sourced.” This means that the products should not contain minerals (3TGs) sourced from the Covered Countries. The Company expects direct suppliers to provide information on the origin of the 3TGs contained in components and materials supplied, including sources of 3TGs that are supplied to them from lower-tier suppliers.
The Company engages with suppliers directly to request a valid (free of validated errors) CMRT for the products that they supply to the Company. With respect to the OECD requirement to strengthen engagement with suppliers, the Company has developed an internal procedure that includes a supplier risk identification process that then leads to further steps of supplier engagement in the form of escalations, such as in-person meetings and/or corrective actions. Feedback from this engagement process has allowed the Company to oversee improvements in supplier responses and supplier compliance for this initiative.
The Company continues to place a strong emphasis on supplier education and training. To accomplish this, the third-party’s online resources are leveraged, and in-scope suppliers have been provided with access to their library of Conflict Minerals training and support resources.
Violations or grievances at the industry level can be reported to the Responsible Mineral Initiative (“RMI”) directly via the following: http://www.responsiblemineralsinitiative.org/responsible-minerals-assurance-process/grievance-mechanism/.
The Company adopted a policy to retain relevant documentation for a period of five (5) years. Through its third-party provider, a document retention policy to retain Conflict Minerals related documents, including supplier responses to CMRTs and the sources identified within each reporting period, has been implemented. The Company stores all of the information and findings from this process in a database that can be audited by internal or external parties.
Identifying & Assessing Risks in the Supply Chain
Risks associated with Tier 1 suppliers’ due diligence processes were assessed by their declaration responses on the CMRT, which the Company’s third-party provider’s Compliance Manager identified automatically based upon established criteria. These risks are to be addressed by the third-party provider’s staff and members of the Company’s internal Conflict Minerals Compliance Team. The Company, through its third-party provider, engages with suppliers to gather pertinent data and request corrective actions if applicable, and performs an overall assessment of the supplier’s conformity status, referred to as the “Conflict Minerals status.”
Risks at the supplier level may include non-responsive suppliers or incomplete CMRTs. In cases where a company-level CMRT (such as when a company declares there are no 3TGs in any of its products) is submitted, Patrick is unable to determine if any of the specified smelters/refiners were used for 3TGs in the products supplied to the Company.
The third-party’s supplier risk assessment (flagging suppliers’ risk as high, medium, low) identifies problematic suppliers in the Company’s supply chain. The risk assessment is derived from the smelter validation process, which establishes risk at the smelter level via an analysis that takes into account multiple Conflict Minerals factors.
Other supply chain risks were identified by assessing the due diligence practices and audit status of smelters/refiners identified in the supply chain by upstream suppliers that listed mineral processing facilities on their CMRT declarations. The third-party’s smelter validation program compared the listed facilities with the list of smelters/refiners consolidated by the RMI to help identify facilities that met the recognized definition of a 3TGs processing facility and was operational during the 2023 calendar year.
The third-party provider determined whether the smelter had been audited against a standard in conformance with the OECD Guidance, such as the Responsible Minerals Assurance Process (“RMAP”). Patrick does not have a direct relationship with smelters/refiners, and does not perform direct audits of these entities. Smelters that conform to the RMAP audit standards are considered to have their sourcing validated as “conflict free or responsibly sourced.” In cases where the smelter/refinery due diligence practices have not been audited against the RMAP standard or they are considered non-conforming by RMAP, further due diligence steps are followed to notify suppliers reporting of these facilities. Smelters/refiners are actively monitored to proactively identify other risks pertaining to Conflict Minerals.
Each facility that meets the definition of a smelter or refiner of a 3TG is assessed according to red flag indicators defined in the OECD Guidance. The third-party provider uses numerous factors to determine the level of risk that each smelter poses to the supply chain by identifying red flag factors. These factors include:
•Geographic proximity to Covered Countries;
•Known mineral source country of origin;
•RMAP audit status;
•Credible evidence of unethical or conflict sourcing;
•Peer assessments conducted by credible third-party sources; and
•Sanctions risk.
Risk mitigation activities were initiated whenever a supplier’s CMRT reports facilities of concern. Through the third-party provider, suppliers with submissions that included any smelters of concern were immediately provided with feedback instructing suppliers to take their own independent risk mitigation actions. Additional escalation may have been necessary to address any continued sourcing from these smelters of concern. Suppliers were given clear performance objectives within reasonable timeframes with the ultimate goal of progressive elimination of these smelters of concern from the supply chain, when applicable.
In addition, suppliers were provided educational materials on mitigating the risks identified through the data collection process. Suppliers were also evaluated on program strength, which assisted and will assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the program was based on certain questions in the CMRT related to the suppliers’ Conflict Minerals practices and policies.
Risk Response
Together with a third-party provider, Patrick developed processes to assess and respond to the risks identified in the supply chain. Patrick has a risk management plan through which the Conflict Minerals program is implemented, managed, and monitored. As the program progresses, escalations are sent to non-responsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance to the Rules and the Company’s expectations.
Feedback on supplier submissions is given directly to suppliers and educational resources may be provided to assist suppliers with corrective action methods or improvements to the suppliers’ internal programs. In cases where a supplier has been non-responsive or is not committed to corrective action plans, the

Company assesses whether the replacement of the supplier is feasible. The results of the program and risk assessment are shared with the Conflict Minerals Compliance Team and Patrick’s senior management.
Independent Auditing of Smelter
Patrick does not have a direct relationship with any 3TG smelters/refiners and does not perform or direct audits of these entities within the supply chain. Instead, the Company relies on third-party audits of smelters/refiners (industry recognized audit/assessment programs). As an example, RMAP uses independent private-sector auditors, and audits the source, including the mines of origin, and the chain of custody of any Conflict Minerals used by smelters/refiners that agree to participate in the program.
The third-party provider directly engages smelters/refiners that are not currently enrolled in an industry recognized audit/assessment program to encourage their participation and for those smelters/refiners already conforming to the corresponding program’s standards, the third-party provider issues written appreciation for their efforts on behalf of the compliance partners. Patrick is a signatory to these communications in accordance with the requirements of downstream companies detailed in the OECD Guidance.
Report on Supply Chain Diligence
Inherent Limitations on Diligence Measures
This Report is available on the Investor Relations section of the Company’s website at https://ir.patrickind.com/sec-filings. Information found on or accessed through this website is not considered part of this Report and is not incorporated by reference herein. Patrick has also publicly filed a Form SD and this Report with the SEC.
The Company has also considered impacts from the EU Conflict Minerals Regulation when disclosing details concerning due diligence efforts. The Company intends to continue to expand efforts both for transparency through the data collection process and risk evaluation, as well as the disclosure efforts through the form of public report.
Results of Reasonable Country of Origin Inquiry Efforts
For 2023, Patrick conducted a supply chain survey of 469 suppliers that were determined may contribute necessary Conflict Minerals to our products. The results of our RCOI as of April 27, 2024 are as follows:
•59.7% of the surveyed suppliers provided a CMRT in response to our supply chain survey request.
•The surveyed suppliers identified 350 operational smelter and refinery facilities that may process the necessary Conflict Minerals contained in the products provided to us.
•We know or have reason to believe that a portion of the Conflict Minerals processed by at least twelve (12) of these 350 smelters and refiners may have originated in the Covered Countries and may not be solely from recycled or scrap sources. The Company is evaluating changes to our supply chain to determine the feasibility of alternative sources to the twelve (12) smelters and/or refiners identified.
Risks on Disclosure
The statements above are based on the RCOI process and due diligence and are based on the infrastructure and information available at the time. The Company’s due diligence process has not been audited by an independent third-party auditor. A number of factors could introduce errors or otherwise affect the statements made in this Report. These factors include, but are not limited to, gaps in supplier data, gaps in smelter data, errors or omissions by suppliers, errors or omissions by smelters, confusion by suppliers over requirements of SEC final rules, gaps in supplier and/or smelter education and knowledge, timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation errors, oversights of errors in third-party conflict free smelter audits, Covered Countries sources materials being declared secondary materials, illegally tagged Conflict Minerals being introduced into the supply chain, companies going out of business in 2023, and smuggling of Conflict Minerals to countries beyond the Covered Countries.

APPENDIX A
COUNTRIES OF ORIGIN

Albania	Dominican Republic	Kenya	Portugal
Andorra	Ecuador	Korea	Russian Federation
Angola	Egypt	Kyrgyzstan	Rwanda
Argentina	El Salvador	Liberia	Saudi Arabia
Armenia	Eritrea	Liechtenstein	Senegal
Australia	Estonia	Lithuania	Serbia
Austria	Ethiopia	Luxembourg	Sierra Leone
Azerbaijan	Fiji	Madagascar	Singapore
Belarus	Finland	Malaysia	Slovakia
Belgium	France	Mali	Solomon Islands
Benin	Georgia	Mauritania	South Africa
Bermuda	Germany	Mexico	South Sudan
Bolivia (Plurinational State of)	Ghana	Mongolia	Spain
Botswana	Guam	Morocco	Sudan
Brazil	Guatemala	Mozambique	Suriname
Bulgaria	Guinea	Myanmar	Sweden
Burkina Faso	Guyana	Namibia	Switzerland
Burundi	Honduras	Netherlands	Taiwan
Cambodia	Hong Kong	New Zealand	Tajikistan
Canada	Hungary	Nicaragua	Tanzania
Central African Republic	India	Niger	Thailand
Chile	Indonesia	Nigeria	Togo
China	Ireland	Norway	Turkey
Colombia	Israel	Oman	Uganda
Congo	Italy	Panama	United Arab Emirates
Cyprus	Ivory Coast	Papua New Guinea	United Kingdom
Democratic Republic of Congo	Japan	Peru	United States of America
Djibouti	Jersey	Philippines	Uruguay
Dominica	Kazakhstan	Poland	Uzbekistan
Vietnam
Zambia

APPENDIX B
CONFLICT MINERALS SOURCING INFORMATION

Metal	Smelter	Country of Origin	Smelter ID
Gold	L'Orfebre S.A.	Andorra	CID002762
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Gold	ABC Refinery Pty Ltd.	Australia	CID002920
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Tin	Aurubis Beerse	Belgium	CID002773
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	Industrial Refining Company	Belgium	CID002587
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Tantalum	AMG Brasil	Brazil	CID001076
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Gold	Marsam Metals	Brazil	CID002606
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Tin	Super Ligas	Brazil	CID002756
Tungsten	ACL Metais Eireli	Brazil	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Gold	Coimpa Industrial LTDA	Brazil	CID004010
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Gold	Royal Canadian Mint	Canada	CID001534
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Tin	China Tin Group Co., Ltd.	China	CID001070
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766

Metal	Smelter	Country of Origin	Smelter ID
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Guangdong Jinding Gold Limited	China	CID002312
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662
Gold	Dongwu Gold Group	China	CID003663
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430

Metal	Smelter	Country of Origin	Smelter ID
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Gold	Gold by Gold Colombia	Colombia	CID003641
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	CID004065
Gold	SAFINA A.S.	Czechia	CID002290
Tantalum	NPM Silmet AS	Estonia	CID001200
Tantalum	5D Production OU	Estonia	CID003926
Gold	SAAMP	France	CID002761
Gold	WEEEREFINING	France	CID003615
Gold	Agosi AG	Germany	CID000035
Gold	Aurubis AG	Germany	CID000113
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542
Tantalum	TANIOBIS GmbH	Germany	CID002545
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Gold Coast Refinery	Ghana	CID003186
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	Sai Refinery	India	CID002853
Gold	Bangalore Refinery	India	CID002863
Gold	JALAN & Company	India	CID002893
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Gold	Sovereign Metals	India	CID003383
Tin	Precious Minerals and Smelting Limited	India	CID003409
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Kundan Care Products Ltd.	India	CID003463
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	MD Overseas	India	CID003548
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	PT Tommy Utama	Indonesia	CID001493
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tin	PT Rajehan Ariq	Indonesia	CID002593
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	PT Sukses Inti Makmur	Indonesia	CID002816
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	PT Bangka Serumpun	Indonesia	CID003205
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449

Metal	Smelter	Country of Origin	Smelter ID
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868
Tin	PT Premium Tin Indonesia	Indonesia	CID000313
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Tin	PT Bangka Tin Industry	Indonesia	CID001419
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tin	PT Panca Mega Persada	Indonesia	CID001457
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Timah Nusantara	Indonesia	CID001486
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tin	CV Ayi Jaya	Indonesia	CID002570
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Gold	Chimet S.p.A.	Italy	CID000233
Gold	T.C.A S.p.A	Italy	CID002580
Gold	8853 S.p.A.	Italy	CID002763
Gold	Italpreziosi	Italy	CID002765
Gold	Safimet S.p.A	Italy	CID002973
Tin	Dowa	Japan	CID000402
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Asahi Pretec Corp.	Japan	CID000082
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Chugai Mining	Japan	CID000264
Gold	Dowa	Japan	CID000401
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Gold	Japan Mint	Japan	CID000823
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Kazzinc	Kazakhstan	CID000957
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562
Gold	Torecom	Korea, Republic Of	CID001955
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605

Metal	Smelter	Country of Origin	Smelter ID
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918
Gold	NH Recytech Company	Korea, Republic Of	CID003189
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of	CID004060
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Gold	Caridad	Mexico	CID000180
Tantalum	KEMET de Mexico	Mexico	CID002539
Tin	Pongpipat Company Limited	Myanmar	CID003208
Tin	DS Myanmar	Myanmar	CID003831
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Gold	Morris and Watson	New Zealand	CID002282
Gold	K.A. Rasmussen	Norway	CID003497
Tin	Minsur	Peru	CID001182
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tin	Fenix Metals	Poland	CID000468
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Gold	Albino Mountinho Lda.	Portugal	CID002760
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Tungsten	Artek LLC	Russian Federation	CID003553
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614
Tungsten	LLC Vostok	Russian Federation	CID003643
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tantalum	PowerX Ltd.	Rwanda	CID004054
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Tin	Aurubis Berango	Spain	CID002774
Tin	CRM Synergies	Spain	CID003524
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	Boliden AB	Sweden	CID000157
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Gold	Cendres + Metaux S.A.	Switzerland	CID000189

Metal	Smelter	Country of Origin	Smelter ID
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	MKS PAMP SA	Switzerland	CID001352
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	Valcambi S.A.	Switzerland	CID002003
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China	CID004397
Gold	GG Refinery Ltd.	Tanzania, United Republic Of	CID004506
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Tin	Thaisarco	Thailand	CID001898
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	African Gold Refinery	Uganda	CID003185
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Gold	Sam Precious Metals	United Arab Emirates	CID003666
Tin	Alpha	United States Of America	CID000292
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969
Tin	Metallic Resources, Inc.	United States Of America	CID001142
Gold	Metalor USA Refining Corporation	United States Of America	CID001157
Tin	Tin Technology & Refining	United States Of America	CID003325
Gold	Advanced Chemical Company	United States Of America	CID000015
Tungsten	Kennametal Huntsville	United States Of America	CID000105
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568
Gold	Asahi Refining USA Inc.	United States Of America	CID000920
Tungsten	Kennametal Fallon	United States Of America	CID000966
Gold	Materion	United States Of America	CID001113
Tantalum	QuantumClean	United States Of America	CID001508
Gold	Sabin Metal Corp.	United States Of America	CID001546
Tantalum	Telex Metals	United States Of America	CID001891
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993
Tantalum	D Block Metals, LLC	United States Of America	CID002504

Metal	Smelter	Country of Origin	Smelter ID
Tantalum	Materion Newton Inc.	United States Of America	CID002548
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557
Tungsten	Niagara Refining LLC	United States Of America	CID002589
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708
Gold	Pease & Curren	United States Of America	CID002872
Gold	QG Refining, LLC	United States Of America	CID003324
Gold	Alexy Metals	United States Of America	CID003500
Gold	Metallix Refining Inc.	United States Of America	CID003557
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Tin	VQB Mineral and Trading Group JSC	Vietnam	CID002015
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	CID002502
Tungsten	Masan High-Tech Materials	Vietnam	CID002543
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	CID002572
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	CID002574
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	CID002703
Tungsten	Tungsten Vietnam Joint Stock Company	Vietnam	CID003993
Tungsten	Nam Viet Cromit Joint Stock Company	Vietnam	CID004034
Tungsten	Kenee Mining Corporation Vietnam	Vietnam	CID004619
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515